EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No.’s 333-168687, 333-195889 and 333-238045 on Form S-8 of our reports dated February 22, 2021, relating to the consolidated financial statements of BWX Technologies, Inc. and subsidiaries, and the effectiveness of BWX Technologies, Inc. and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of BWX Technologies, Inc. for the year ended December 31, 2020.
/S/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 22, 2021